UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): January 3, 2020

H/CELL ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-55802	47-4823945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3010 LBJ Freeway, Suite 1200, Dallas, Texas 75234

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 888-6009

Copy of correspondence to:

James M. Turner, Esq.

Marc J. Ross, Esq.

Sichenzia Ross Ference LLP

1185 Avenue of the Americas, 37th Floor

New York, New York 10036

Tel: (212) 930-9700 Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

Item 1.01. Entry into a Material Definitive Agreement.

On January 3, 2020, H/Cell Energy Corporation (the “Company”) entered into an amendment agreement the “Amendment”) with two of its directors (the “Holders”), to convertible notes issued by the Company to the Holders in January 2018 (the “Notes”). Pursuant to the Amendment, which was effective as of January 2, 2020, the maturity date of the Notes was amended from January 2, 2020 to February 8, 2021 and the Holders waived any defaults that might have occurred prior to the date of the Amendment.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is incorporated by reference as exhibit 10.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.01	Form of Amendment, dated January 3, 2020 but effective as of January 2, 2020

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SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

H/CELL ENERGY CORPORATION

Date: January 8, 2020	By:	/s/ MATTHEW HIDALGO
Matthew Hidalgo
Chief Financial Officer

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